MesaLabs

NASDAQ: MLAB

Investor Presentation

Gary Owens, President and CEO
John Sakys, CFO
John Sullivan, Chairman and Investor Relations

MesaLabs

Safe Harbor Statement

The information provided in this presentation contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Generally, the words "believe," "estimate," "expect," "project," "anticipate," "intend," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2018, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

We refer to certain non-GAAP financial measures in this presentation including adjusted operating income ("AOI") which is defined to exclude the non-cash impact of amortization of intangible assets, stock based compensation expense, and impairment of goodwill. Reconciliations of certain of the non-GAAP financial measures (including AOI) to the most directly comparable GAAP financial statements can be found in various reports that are filed with the SEC.

Introduction

Basics	MLAB (NASDAQ), public 1984, HQ = Denver, CO, ~350 Employees
What We Do	Diversified quality control tools, consumables, and services for niche applications in highly regulated markets
Financials	FY18 = $96M revenues, 57% gross margin, 26% adjusted operating income, FY08-18 revenue CAGR = 17%
Growth Mix	3% to 5% organic with low cyclicality, 10% to 15% acquisition
How We Win	Customer first Lean journey = The Mesa Way!
Sustain	Renewed infrastructure and executive team

FY18 Snapshot



= mix vs. FY17
Percentage of Revenue FY18
100%
80%
60%
40%
20%
0%
Packaging
Monitoring
Instruments
Sterilization & Disinfection
Rest of World
Asia Pacific
Europe
North America
Other
Food & Bev
Healthcare Services
Pharma and Med Device
CAPEX HW
OPEX Hardware
Services
Consumables
Distribution
Direct
Division
Geography
Verticals
Revenue Type
Channel

High quality product mix, geographic opportunity, attractive end markets, defensible recurring revenues, and deep customer intimacy

MesaLabs 10 Year Financial Performance


Revenues
Adjusted Operating Income
Net Income
Net Income (ex Impairment)
Revenues ($K)
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
AOI & Net Income ($K)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
FY08
FY09
FY10
FY11
FY12
FY13
FY14
FY15
FY16
FY17
FY18

Long history of compounding financial returns:
FY08-18 CAGR = 17% Revenues, 12% AOI, 9% Net Income (ex Impairment)

FYE – March 31

10 Year Share Performance



= MLAB
= S&P 500
Share Price ($/Share)
Index (April 2008 = 1)
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
9
8
7
6
5
4
3
2
1
0
2008 Apr
2008 Oct
2009 Apr
2009 Oct
2010 Apr
2010 Oct
2011 Apr
2011 Oct
2012 Apr
2012 Oct
2013 Apr
2013 Oct
2014 Apr
2014 Oct
2015 Apr
2015 Oct
2016 Apr
2016 Oct
2017 Apr
2017 Oct
2018 Apr

Compounding financial performance = compounding share performance: Apr 08-18 = 23% CAGR. Defensive stock: Apr 07-12 = 21% CAGR.

MesaLabs

Sterilization & Disinfection

Markets

- Pharmaceutical
- Medical Device
- Healthcare Services

Growth Drivers

- Pharma and medical device growth
- Increased focus on sterilization in healthcare
- Higher value added products


BACTERIAL SPORE TEST STRIP
Lot #1161551 Exp 8/15

Spore Strip Biological Indicators



Chemical Indicators



Cleaning Verification



Self-Contained Biological Indicators


PCD
Bacillus atrophaeus

Process Challenge Devices


MesaLabs

Lab Testing Services

Quality assurance in validated sterilization and disinfection processes

MesaLabs

Instruments

Markets

- Dialysis
- Pharmaceutical
- Healthcare Services
- Food & Beverage
- Safety & Environmental

Growth Drivers

- Pharma manufacturing and dialysis
- Environmental and safety regulations in high growth geographies
- Regulatory driven product upgrades



Dialysis Calibration & Standards



Equipment / Process Validation Data Loggers



Cap Torque Validation



Gas Flow Calibrators



Air Quality Monitor Calibration

Niche calibration and controls for applications demanding the highest standards

Cold Chain Monitoring

Markets
• Pharmaceutical • Healthcare Services • Blood Banks

Growth Drivers
• Recurring revenue from SaaS and new equipment • Increasing adoption in healthcare


Patient Safety
Product Performance
Regulatory Compliance
Internal Controls
Network or Internet
Gateway
Mesh Router
Mesh Router
Pressure
Humidity
Contact Closure
Current
Temperature
Temperature
Power
ViewPoint VPx Sensor

Continuous monitoring of the pharmaceutical supply chain

MesaLabs

Cold Chain Packaging

Markets

- Pharmaceutical Manufacturing
- Pharmaceutical Distribution
- Specialty Pharmacy

Growth Drivers

- Temperature sensitive drugs
- Supply chain fragmentation
- Best practice adoption in logistics



Consulting and Testing Services





Qualified Packaging Systems

Qualified, passive packaging for the pharmaceutical supply chain

MesaLabs

Macro Growth Drivers

	Sterilization & Disinfection	Instruments	Cold Chain Monitoring	Cold Chain Packaging
Regulatory	✓	✓	✓	✓
Healthcare	✓	✓	✓	✓
Safety	✓	✓	✓	✓
Environmental		✓		✓
High Growth Geographies	✓	✓		

Increasing regulatory intensity and investment in human health deliver solid long term, low cyclicality organic growth

MesaLabs

Growth Via Acquisition

Instruments
Sterilization & Disinfection
Cold Chain Monitoring
Cold Chain Packaging

1984 - 1999	2006 - 2009	2010 - 2013	2014 - Today
DataTrace Nusonics Automata	Torqo Raven	Bios Suretorque SGM Biotech Apex Amega Tempsys	BGI Simicon PCD ATS North Bay Amilabo BAG Healthcare +14 Int'l Distributors Freshloc Infitrak Rapid Aid

Experienced acquirer in high quality niche markets

MesaLabs

The Mesa Way!


N
W
E
S

True North

- Customer First
- Leading
- Stretch



Empowerment

- Point of Impact
- Real Time
- Daily Management



Lean

- Experiment
- Root Cause
- Kaizen



Learning

- Team Before Self
- Engagement
- Development

Integrated, customer first operating model built upon Lean principles

MesaLabs

Corporate Strategy

- **Portfolio**: niche quality control tools, consumables, and services for highly regulated markets. Stable, long term organic growth of 3% to 5% and high margins

- **Inorganic:** ~10% - 15% per year. Niche business with application leadership in high quality markets

- **Operating Model:** finalize infrastructure upgrades. Leverage The Mesa Way! to build both the process muscle and team to support our high growth strategy

Questions??

Key Contacts:

Gary Owens, CEO

John Sakys, CFO

John Sullivan, Chairman and Investor Relations

InvestorRelations@mesalabs.com
Phone – 303-987-8000

MesaLabs

Financial Detail

		1Q18	2Q18	3Q18	4Q18	FY18
Revenue	**($M)**	**22,673**	**22,954**	**23,671**	**26,881**	**96,179**
	(% YoY)	**7%**	**-6%**	**-1%**	**11%**	**3%**
SDC	(% YoY)	8%	12%	15%	13%	12%
Instruments	(% YoY)	5%	-8%	-9%	10%	-1%
Monitoring	(% YoY)	26%	-11%	5%	1%	3%
Packaging	(% YoY)	-12%	-44%	-36%	22%	-27%
Gross Profit	**($M)**	**12,671**	**13,233**	**12,681**	**16,034**	**54,619**
	(% Rev)	56%	58%	54%	60%	57%
Adj Op Income	**($M)**	**4,126**	**5,717**	**6,003**	**8,757**	**24,603**
	(% Rev)	18%	25%	25%	33%	26%
Op Income	**($M)**	**1,982**	**3,648**	**(10,088)**	**6,641**	**2,183**
	(% Rev)	9%	16%	-43%	25%	2%
Net Income (Loss)	**($M)**	**1,517**	**2,353**	**(11,086)**	**4,254**	**(2,962)**
	(% Rev)	7%	10%	-47%	16%	-3%